SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2004

(Date of report)

December 16, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2004, the Board of Directors of ONEOK, Inc. (the Board) approved amendments to the ONEOK, Inc. 2005 Supplemental Executive Retirement Plan (the 2005 SERP), and the ONEOK, Inc. Employee Nonqualified Deferred Compensation Plan (the Prior Deferred Comp Plan); and adopted the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan (the 2005 Deferred Comp Plan). The plan documents, as amended and adopted, are filed as exhibits to this report.

The following is a brief summary of the changes to each of the respective plans.

Supplemental Executive Retirement Plan

We have maintained the ONEOK, Inc. Supplemental Executive Retirement Plan (the Prior SERP) for more than twenty years as a supplemental retirement benefit plan for certain elected or appointed officers and certain other employees who are in a select group of our management or are highly compensated employees.

Benefits payable under the Prior SERP are based upon a specified percentage (reduced for early retirement) of the highest 36 consecutive months’ compensation of the participant’s last 60 months of service. The Prior SERP provides that in any case, it will pay to a participant a retirement benefit at least equal to the benefit that would be payable to the participant under our qualified retirement plan if limitations on benefits imposed under the Internal Revenue Code were not applicable, less the benefit payable under our qualified retirement plan subject to those limitations. Benefits under the Prior SERP are to be paid to a participant concurrently with the payment of retirement benefits under our qualified retirement plan.

On August 19, 2004 our Board approved certain amendments to the Prior SERP, including amendments providing that the Prior SERP would terminate and be frozen effective December 31, 2004, as to eligibility of any new participants and the accrual of further or additional benefits. Participants in the Prior SERP are vested in the accrued benefits as of December 31, 2004, but no further benefits will accrue after that date.

Also on August 19, 2004, our Board adopted the 2005 SERP to become effective January 1, 2005. The 2005 SERP provides for benefits for officers and a select group of our management or highly compensated employees in the same way as the Prior SERP. The retirement benefits under the 2005 SERP are to be calculated and payable to participants in essentially the same manner as the Prior SERP, and are also payable concurrently with retirement plan benefits. However, the 2005 SERP provides that officers or employees may be selected for participation in either a supplemental retirement benefit, or an excess retirement benefit, or both of those forms of benefits. The supplemental retirement benefit is based upon the highest 36 consecutive months of compensation of a participant’s last 60 months of service; and the excess retirement benefit is the amount that would be received by a participant under our qualified retirement plan if the limitations under the Internal Revenue Code were not applicable, less the participant’s benefit payable under the retirement plan. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the latter is treated as an offset that reduces the supplemental retirement benefit.

An officer or employee who remains entitled to benefits under the Prior SERP is not eligible to participate in the 2005 SERP. Eligibility to participate in the 2005 SERP can be conditioned upon an employee’s cancellation of entitlement to accrued benefits under the Prior SERP. For most participants in the Prior SERP who are currently employed by us, we anticipate that the 2005 SERP will effectively supercede the Prior SERP, and after December 31, 2004, excess and supplemental retirement benefits will be provided to them solely under the 2005 SERP.

On December 16, 2004, our Board adopted certain amendments to the 2005 SERP, to be effective for the first plan year commencing January 1, 2005. These amendments are intended to comply with newly enacted requirements for nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code (Code Section 409A). The amendments relate to participant elections with respect to compensation that is deferred under the plan, providing for a specified time and form of payment of benefits, requirements and limitations as to any changes of those benefits after an employee first becomes a plan participant, the addition of other conforming provisions and definitions.

Nonqualified Deferred Compensation Plan

Our Prior Deferred Comp Plan provides select employees, as approved by the Board, with the option to defer portions of their compensation and provides nonqualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. Under the plan, participants have the option to defer their salary and/or bonus compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the employment of the participant. Participants are immediately 100 percent vested. Short-term deferral accounts are credited with a deemed investment return based on the five year treasury bond fund. Long-term deferral accounts are credited with a deemed investment return based on various investment options, which, beginning in May 2004, do not include our common stock. At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant account at that date.

On December 16, 2004, our Board approved certain amendments to our Prior Deferred Comp Plan, including amendments providing that the Prior Deferred Comp Plan would terminate and be frozen effective December 31, 2004, as to eligibility of any new participants and the deferral of any compensation by a participant under the Prior

Deferred Comp Plan after that date. Participants in the Prior Deferred Comp Plan will be paid compensation they have deferred under the Prior Deferred Comp Plan on or before December 31, 2004, in accordance with the terms of the Prior Deferred Comp Plan.

Also, on December 16, 2004, our Board adopted our 2005 Deferred Comp Plan, to become effective January 1, 2005. The 2005 Deferred Comp Plan provides for deferral of compensation and payment of benefits in substantially the same manner as provided under the Prior Deferred Comp Plan, as described above. However, the 2005 Deferred Comp Plan contains certain different provisions intended to comply with the requirements of Code Section 409A. Those provisions relate to participant elections to defer compensation, the timing of payments and distributions under the 2005 Deferred Comp Plan, prohibition of any foreign trust for the 2005 Deferred Comp Plan, new defined terms, and certain other conforming provisions and features.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	ONEOK, Inc. Supplemental Executive Retirement Plan as amended August 19, 2004

10.2	ONEOK, Inc. 2005 Supplemental Executive Retirement Plan as amended December 16, 2004

10.3	ONEOK, Inc. Employee Nonqualified Deferred Compensation Plan as amended December 16, 2004

10.4	ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 20, 2004	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President – Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)

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